Exhibit 99.1


      Greatbatch, Inc. Announces the Departure of Chief Financial Officer


    CLARENCE, N.Y.--(BUSINESS WIRE)--June 13, 2005--Greatbatch, Inc. (the "Company") (NYSE: GB) announced the departure of Lawrence P. Reinhold as Executive Vice President and Chief Financial Officer. Thomas J. Mazza, Vice President and Corporate Controller, will assume the position of acting Chief Financial Officer. The Company has initiated the national search process for a new Chief Financial Officer.
    "Larry Reinhold has been a valuable member of our senior management team and has made many significant contributions in his three years with the company," said Edward F. Voboril, Chairman and Chief Executive Officer. "Most notably, Larry has built a strong finance and information technology organization, and has established a solid infrastructure to support the future growth of the Company. We wish Larry every success as he enters the next phase of his professional career."

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.


    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             tborowicz@greatbatch.com